Saga Communications, Inc. Reports 4th Quarter and Year End 2012 Results

Free Cash Flow Increased 9.5%

GROSSE POINTE FARMS, Mich., March 12, 2013 /PRNewswire/ -- Saga Communications, Inc. (NYSE MKT SGA) today reported free cash flow increased 9.5% to $25.1 million for the year. Net operating revenue for the year ended December 31, 2012 increased 4.0% to $130.3 million from $125.3 million for the same period last year. Operating income from continuing operations increased 19.7% to $32.0 million compared to $26.8 million for the same period last year. Station operating expense decreased approximately 1.0% to $90.3 million (station operating expense includes depreciation and amortization attributable to the stations). Net income for the period was $17.9 million ($3.16 per fully diluted share) compared to net income of $12.6 million ($2.23 per fully diluted share) for the same period last year.

For the quarter ended December 31, 2012 free cash flow increased 11.2% to $8.2 million. Net operating revenue increased 10.3% from the comparable period in 2011 to $35.5 million. Operating income from continuing operations increased 27.8% to $9.8 million compared to $7.7 million for the same period last year. Station operating expense increased 3.3% to $23.6 million for the quarter compared to the same period in 2011 (station operating expense includes depreciation and amortization attributable to the stations). Net income for the period was $5.8 million ($1.01 per fully diluted share) compared to $4.1 million ($0.72 per fully diluted share) for the same period last year.

All per share amounts are adjusted for the 4 for 3 stock split that occurred on January 16, 2013.

Capital expenditures in the 4th quarter of 2012 were $956 thousand compared to $1.4 million for the same period last year. For the 2012 fiscal year total capital expenditures were $4.9 million compared to $5.6 million for the comparable period last year. The Company currently expects to spend approximately $5.0 million for capital expenditures during 2013.

Saga utilizes certain financial measures that are not calculated in accordance with generally accepted accounting principles (GAAP) to assess its financial performance. Such non-GAAP measures include free cash flow, trailing 12 month consolidated EBITDA, and leverage ratio. These non-GAAP measures are generally recognized by the broadcasting industry as measures of performance and are used by Saga to assess its financial performance including but not limited to evaluating individual station and market-level performance, evaluating overall operations, as a primary measure for incentive based compensation of executives and other members of management and as a measure of financial position. Saga's management believes these non-GAAP measures are used by analysts who report on the industry and by investors to provide meaningful comparisons between broadcasting groups, as well as an indicator of their market value. These measures are not measures of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not as a substitute for the results of operations presented on a GAAP basis including net operating revenue, operating income, and net income. Reconciliations for all of the non-GAAP financial measures to the most directly comparable GAAP measure are attached in the Selected Consolidated and Supplemental Financial Data tables.

Saga is a broadcasting company whose business is devoted to acquiring, developing and operating broadcast properties. Saga owns or operates broadcast properties in 25 markets, including 61 FM and 30 AM radio stations, 3 state radio networks, 2 farm radio networks, 4 television stations and 4 low-power television stations. For additional information, contact us at (313) 886-7070 or visit our website at www.sagacommunications.com.

Saga's 4th Quarter and Year End 2012 conference call will be on Tuesday, March 12, 2013 at 2:00 p.m. EDT. The dial-in number for all calls is (612) 332-0107. A transcript of the call will be posted to the Company's web site.

The Company requests that all parties that have a question that they would like to submit to the Company to please email the inquiry by 1:00 p.m. EDT on March 12, 2013 to SagaIR@sagacom.com. The Company will discuss, during the limited period of the conference call, those inquiries it deems of general relevance and interest. Only inquiries made in compliance with the foregoing will be discussed during the call.

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "believes," "expects," "anticipates," "guidance" and similar expressions are intended to identify forward-looking statements. Key risks, including risks associated with Saga's ability to effectively integrate the stations it acquires and the impact of federal regulation on Saga's business, are described in the reports Saga periodically files with the U.S. Securities and Exchange Commission, including Item 1A of our Annual Report on Form 10-K. Readers should note that these statements may be impacted by several factors, including national and local economic changes and changes in the radio and television broadcast industry in general, as well as Saga's actual performance. Results may vary from those stated herein and Saga undertakes no obligation to update the information contained here.

Saga Communications, Inc.
Selected Consolidated Financial Data
For The Three and Twelve Months Ended
December 31, 2012 and 2011
(amounts in 000's except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Operating Results
Net operating revenue	$35,541	$32,234	$130,259	$125,273
Station operating expense	23,590	22,840	90,288	90,929
Corporate general and administrative	2,161	1,736	7,960	7,590
Operating income from continuing operations	9,790	7,658	32,011	26,754
Interest expense	366	583	1,733	3,420
Write-off debt issuance costs	-	-	-	1,326
Other (income) expense, net	144	524	279	519
Income from continuing operations before income tax	9,280	6,551	29,999	21,489
Income tax expense	3,489	2,674	11,939	8,604
Income from continuing operations, net of income taxes	5,791	3,877	18,060	12,885
(Loss) income from discontinued operations, net of income taxes	(31)	228	(135)	(254)
Net income	$5,760	$4,105	$17,925	$12,631
Basic earnings (loss) per share:
From continuing operations	$1.02	$0.69	$3.19	$2.28
From discontinued operations	0.00	0.04	(0.02)	(0.04)
Earnings per share	$1.02	$0.73	$3.17	$2.24
Diluted earnings (loss) per share:
From continuing operations	$1.02	$0.68	$3.18	$2.28
From discontinued operations	(0.01)	0.04	(0.02)	(0.05)
Earnings per share	$1.01	$0.72	$3.16	$2.23

Weighted average common shares	5,663	5,656	5,659	5,651
Weighted average common and common
equivalent shares	5,692	5,663	5,672	5,656

Free Cash Flow
Net income	$5,760	$4,105	$17,925	$12,631
Plus: Depreciation and amortization:
Station	1,735	1,821	6,633	6,869
Corporate	55	59	225	232
Discontinued operations	-	94	194	385
Deferred tax provision	1,470	2,150	4,540	6,100
Non-cash compensation	25	72	132	383
Debt issuance cost write-off	-	-	-	1,326
Other (income) expense, net	136	536	271	536
Less: Capital expenditures	(956)	(1,437)	(4,860)	(5,577)
Free cash flow	$8,225	$7,400	$25,060	$22,885

Balance Sheet Data
Working capital			$27,066	$16,322
Net fixed assets			$58,462	$60,622
Net intangible assets and other assets			$98,434	$98,752
Total assets			$197,330	$190,334
Long-term debt (including current
portion of $0 and $3,000, respectively)			$58,828	$69,078
Stockholders' equity			$104,209	$92,975

Saga Communications, Inc.
Selected Supplemental Financial Data
For the Three and Twelve Months Ended
December 31, 2012 and 2011
(amounts in 000's)
(Unaudited)

			Corporate
	Radio	Television	and Other	Consolidated
Three Months Ended December 31, 2012:
Net operating revenue	$30,583	$4,958	$ -	$35,541
Station operating expense	20,351	3,239	-	23,590
Corporate G&A	-	-	2,161	2,161
Operating income (loss) from continuing operations	$10,232	$1,719	$(2,161)	$9,790
Depreciation and amortization	$1,350	$385	$55	$1,790

			Corporate
	Radio	Television	and Other	Consolidated
Three Months Ended December 31, 2011:
Net operating revenue	$27,936	$4,298	$ -	$32,234
Station operating expense	19,819	3,021	-	22,840
Corporate G&A	-	-	1,736	1,736
Operating income (loss) from continuing operations	$8,117	$1,277	$(1,736)	$7,658
Depreciation and amortization	$1,446	$375	$59	$1,880

			Corporate
	Radio	Television	and Other	Consolidated
Twelve Months Ended December 31, 2012:
Net operating revenue	$111,763	$18,496	$ -	$130,259
Station operating expense	77,992	12,296	-	90,288
Corporate G&A	-	-	7,960	7,960
Operating income (loss) from continuing operations	$33,771	$6,200	$(7,960)	$32,011
Depreciation and amortization	$5,222	$1,411	$225	$6,858

			Corporate
	Radio	Television	and Other	Consolidated
Twelve Months Ended December 31, 2011:
Net operating revenue	$108,938	$16,335	$ -	$125,273
Station operating expense	79,130	11,799	-	90,929
Corporate G&A	-	-	7,590	7,590
Operating income (loss) from continuing operations	$29,808	$4,536	$(7,590)	$26,754
Depreciation and amortization	$5,518	$1,351	$232	$7,101

Saga Communications, Inc.
Selected Supplemental Financial Data
December 31, 2012 and 2011
(amounts in 000's except ratios)
(Unaudited)

		Trailing
		Twelve Months Ended
		December 31,
		2012	2011
	Trailing 12 Month Consolidated Earnings Before Interest,
	Taxes, Depreciation and Amortization ("EBITDA") (1)
	Net income	$17,925	$12,631
	Exclusions:
	Loss on sale of assets	(213)	(643)
	Loss on write off of unamortized debt issuance costs	-	(1,326)
	Other	302	348
	Total exclusions	89	(1,621)

	Consolidated Adjusted Net Income (1)	17,836	14,252
Plus:	Interest expense	1,733	3,420
	Income tax expense	11,850	8,430
	Depreciation & amortization expense	7,051	7,486
	Amortization of television syndicated programming contracts	700	721
	Non-cash stock based compensation expense	132	383
	Less: Cash television programming payments	(712)	(715)
	Trailing twelve month consolidated EBITDA (1)	$38,590	$33,977

	Total long-term debt, including current maturities	$58,828	$69,078
	Divided by trailing twelve month consolidated EBITDA (1)	38,590	33,977
	Leverage ratio	1.5	2.0

(1)	As defined in the Company's credit facility.

CONTACT: Samuel D. Bush, +1-313-886-7070